UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2010, Visa Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Joseph W. Saunders, Chief Executive Officer and Chairman of the Board (the “Agreement”). The Agreement supersedes the existing employment agreement dated February 7, 2008 between the Company and Mr. Saunders.

Pursuant to the terms of the Agreement, Mr. Saunders will (i) receive an annual base salary of not less than $950,000, (ii) be eligible to receive an annual cash incentive payment with a target of no less than 250% of his base salary and a maximum of no less than 500% of his base salary, (iii) be eligible to receive an annual long-term incentive award with a target value of no less than 500% of his base salary, (iv) be entitled to employee benefits and fringe benefits on a basis that is no less favorable than those provided to other executive officers of the Company and perquisites on a basis that is no less favorable than those provided to Mr. Saunders immediately prior to December 1, 2010 and (v) be eligible to receive compensation in connection with Succession Services. In the event Mr. Saunders’ employment terminates prior to the expiration of the term of the Agreement, Mr. Saunders may be entitled to severance payments depending on the circumstances. The Agreement also has a fixed term ending on March 31, 2013 that does not automatically renew and eliminates the gross-up for excise taxes that may be payable with respect to severance payments and other payments deemed to be made in connection with a Change of Control.

The foregoing description is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02. Any capitalized terms not defined herein are defined in the Agreement.

In addition and as previously announced on November 9, 2010, the compensation committee of the board of directors approved an Executive Severance Plan (the “Severance Plan”) in order to better reflect current compensation practices and trends by transitioning away from individual agreements with certain of the Company’s executive officers, including Messrs. John M. Partridge, Byron H. Pollitt, Joshua R. Floum and William M. Sheedy (collectively, the “Executive Officers”). Each of the Executive Officers has executed and returned a participation letter agreement, pursuant to which they have agreed to be bound by the terms and conditions of the Severance Plan and the letter agreement. The Severance Plan eliminates the gross-up for excise taxes that may be payable with respect to severance payments and other payments deemed to be made in connection with a change of control (as defined in the Severance Plan).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated December 1, 2010, by and between Joseph W. Saunders and Visa Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: December 2, 2010
	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated December 1, 2010, by and between Joseph W. Saunders and Visa Inc.